UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

Mednax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace
Sunrise, Florida		33323
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 384-0175

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2021, the Board of Directors (the “Board”) of Mednax, Inc., a Florida corporation (the “Company”), determined that Mr. C. Marc Richards, currently the Executive Vice President and Chief Financial Officer and Principal Financial Officer of the Company, would also serve as Company’s Principal Accounting Officer, effective immediately. Mr. John C. Pepia, who previously served as the Company’s Principal Accounting Officer, will continue to serve as the Company’s Senior Vice President and Chief Accounting Officer.

Except with pursuant to Mr. Richards’s existing employment Agreement, dated September 27, 2020, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020 and is incorporated herein by reference, there are no arrangements or understandings between Mr. Richards and any other person in connection with the determination that he will serve as the Principal Accounting Officer of the Company, and there are no family relationships between Mr. Richards and any director or executive officer of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. Richards had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2021, the Board adopted the Second Amended and Restated Bylaws of the Company (the “Bylaws”), which amendment and restatement revises the standard for the election of directors in a non-contested election from a plurality voting standard to a majority voting standard. The Board also amended the Corporate Governance Principles of the Company to effectuate the new voting standard.

The foregoing description of the Bylaws is qualified in its entirety by reference to the terms of the Bylaws, a copy of which is attached to this Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

November 16, 2021, the Board appointed Ms. Mary Ann E. Moore, currently the Senior Vice President and Chief Legal Officer, Operations, of the Company as Executive Vice President and Chief Enterprise Risk and Legal Operations Officer.

Ms. Moore joined the Company in 2006 as Associate General Counsel and has served in various senior roles within the Legal Department since that time, with her most recent appointment to Chief Legal Officer-Operations in 2017. Prior to joining the Company, Ms. Moore was Senior Counsel for Tenet Health System in South Florida. Ms. Moore was previously with the Adventist Health System in Chicago and prior thereto she was in private legal practice. Ms. Moore holds a Juris Doctor degree from Duquesne University School of Law and a bachelor’s degree in nursing from Carlow College, both in Pittsburgh.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Mednax, Inc., dated November 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mednax, Inc.

Date:	November 19, 2021	By:	/s/ C. Marc Richards
C. Marc Richards Chief Financial Officer